As filed with the Securities and Exchange Commission on December 24, 1997
                                                  Registration No. 333-_________
================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         INTERNATIONAL HOME FOODS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                              13-3377322
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                              1633 LITTLETON ROAD
                          PARSIPPANY, NEW JERSEY 07054
                 (Address, including ZIP code, of registrant's
                          principal executive offices)


             INTERNATIONAL HOME FOODS, INC. 1997 STOCK OPTION PLAN
                           (Full title of the plans)


                              C. DEAN METROPOULOS
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                         INTERNATIONAL HOME FOODS, INC.
                              1633 LITTLETON ROAD
                          PARSIPPANY, NEW JERSEY 07054
           (Name, address, including ZIP code, of agent for service)

                                  201-359-9920
    (Telephone number, including area code, of agent for service of process)

                                    Copy to:

                                JAMES A. KRAUSE
                             VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS  75201


                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                       Proposed                Proposed
             Title of                                   maximum                maximum
            securities          Amount to be        offering price            aggregate              Amount of
         to be registered        registered          per share (1)        offering price (1)     registration fee
------------------------------------------------------------------------------------------------------------------
           Common Stock       8,444,021 Shares        $75,237,042            $75,237,042            $22,194.93
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), using the exercise price with respect to 7,549,102 shares subject to options which have been granted and using the average of the high and low prices for the Common Stock on December 22, 1997, as reported on the New York Stock Exchange, with respect to 894,919 shares.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information called for in Part I of Form S-8 will be provided to participants in the 1997 Stock Option Plan of International Home Foods, Inc. (the "Company" or the "Registrant") with respect to which this registration statement relates. Such information is not being filed with or included in this registration statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Commission by the Company, are hereby incorporated by reference into this registration statement on Form S-8 (this "Registration Statement").

         (a) Prospectus, dated November 18, 1997, filed pursuant to Rule 424(b) of the Rules and Regulations of the Commission under the Securities Act of 1933, as amended (the "Securities Act"), on November 19, 1997;

         (b) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed pursuant to Rule 15d-13 of the Rules and Regulations of the Commission under the Exchange Act;

         (c) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, filed pursuant to Rule 15d-13 of the Rules and Regulations of the Commission under the Exchange Act;

         (d) Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, filed pursuant to Rule 15d-13 of the Rules and Regulations of the Commission under the Exchange Act; and

         (e) The description of the Company's common stock, par value $.01 per share, contained in Item 1 of the registration statement on Form 8-A filed with the Commission on October 27, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or that deregisters all such shares then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.





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
ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Ten of the Amended and Restated Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the Registrant generally has the power to indemnify its current and former directors against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the Registrant, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Registrant, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant also has the power to purchase and maintain insurance for its directors and officers and has purchased a policy providing such insurance.

         The preceding discussion of the Registrant's Amended and Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Amended and Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

         The Registrant has entered into indemnification agreements with the Registrant's directors and officers. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Registrant or assumed certain responsibilities at the direction of the Registrant.

         The form of Underwriting Agreement included as Exhibit 1.1 to the Registrant's registration statement on Form S-1 filed under the Securities Act on September 24, 1997 (Commission File No. 333-36249) provides for indemnification of the Registrant and certain controlling persons under certain circumstances, including indemnification for liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's registration statement on Form S-1, Commission File No. 333-36249).

         4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's registration statement on Form S-1, Commission File No. 333-36249).

         5*      Opinion of Vinson & Elkins L.L.P.

         23.1*   Consent of Coopers & Lybrand L.L.P., Independent Accountants.

         23.2*   Consent of Arthur Andersen LLP, Independent Public
                 Accountants.

         23.3*   Consent of KPMG Peat Marwick LLP, Independent Auditors.

         23.4    Consent of Vinson & Elkins L.L.P. (included in Exhibit 5).

         24 Power of Attorney of officers and directors of the Company (included on signature page).

         99.1 International Home Foods, Inc. 1997 Stock Option Plan (incorporated by reference to Exhibit 10.3 of the Company's registration statement on Form S-1, Commission File No. 333-36249).

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 2. That, for any purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on December 22, 1997.


                                        INTERNATIONAL HOME FOODS, INC.
                                        (Registrant)



                                        By: /s/ C. Dean Metropoulos
                                           ----------------------------
                                           C. Dean Metropoulos
                                           Chairman of the Board and
                                           Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints each of C. Dean Metropoulos, Alan B. Menkes and N. Michael Dion as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

                  SIGNATURE                               CAPACITY                          DATE
                  ---------                               --------                          ----
 /s/ C. Dean Metropoulos                       Chairman of the Board and              December 4, 1997
 -------------------------------------------   Chief Executive Officer
             C. Dean Metropoulos               (Principal Executive
                                               Officer)


 /s/ N. Michael Dion                           Chief Financial Officer                December 22, 1997
 -------------------------------------------   (Principal Financial and
               N. Michael Dion                 Accounting Officer)


                                               Director                              December ___, 1997
 -------------------------------------------
               L. Hollis Jones

 /s/ Thomas O. Hicks                           Director                               December 22, 1997
 -------------------------------------------
               Thomas O. Hicks

                                               Director                              December ___, 1997
 -------------------------------------------
               Charles W. Tate

                                               Director                              December ___, 1997
 -------------------------------------------
                Alan B. Menkes

 /s/ Michael J. Levitt                         Director                               December 4, 1997
 -------------------------------------------
              Michael J. Levitt

 /s/ M. L. Lowenkron                           Director                               December 22, 1997
 -------------------------------------------
               M. L. Lowenkron

 /s/ Roger T. Staubach                         Director                               December 22, 1997
 -------------------------------------------
              Roger T. Staubach





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
                                 EXHIBIT INDEX


                                                                                                SEQUENTIALLY
    EXHIBIT                                                                                       NUMBERED
      NO.                                  DESCRIPTION OF EXHIBITS                                  PAGE
 ------------   ----------------------------------------------------------------------------   --------------
    4.1    --   Amended   and  Restated   Certificate  of   Incorporation  of   the  Company
                (incorporated  by reference  to Exhibit  3.1  of the  Company's registration statement on Form S-1, Commission File No. 333-36249).

    4.2    --   Amended and  Restated Bylaws  of the Company (incorporated  by reference  to
                Exhibit 3.2 of the Company's registration statement on Form S-1,  Commission
                File No. 333-36249).

    5*     --   Opinion of Vinson & Elkins L.L.P.

    23.1*  --   Consent of Coopers & Lybrand L.L.P., Independent Accountants.

    23.2*  --   Consent of Arthur Andersen LLP, Independent Public Accountants.

    23.3*  --   Consent of KPMG Peat Marwick LLP, Independent Auditors.

    23.4   --   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5).

    24     --   Power of  Attorney of  officers and  directors of  the Company  (included on signature page).

    99.1   --   International  Home  Foods, Inc.  1997 Stock  Option  Plan  (incorporated by reference  to Exhibit 10.3  of the Company's registration  statement on Form
                S-1, Commission File No. 333-36249).

_________________________
*  Filed herewith.





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